EXHIBIT 23.1
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended And Restated 1993 Stock Option Plan of Vion Pharmaceuticals, Inc. of our report dated February 12, 1997 with respect to the consolidated financial statements of Vion Pharmaceuticals, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP




Hartford, Connecticut
October 30, 1997